FOR IMMEDIATE RELEASE	CONTACTS:	Christopher Abate
Redwood Trust, Inc.		Chief Financial Officer
Monday, November 24, 2014		(415) 384-3584

Mike McMahon
Investor Relations
(415) 384-3805

REDWOOD ANNOUNCES INTENTION TO MAINTAIN DIVIDEND

AT $0.28 PER SHARE PER QUARTER IN 2015

MILL VALLEY, CA – Monday, November 24, 2014 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors declared its intention to continue to pay a regular dividend of $0.28 per share per quarter in 2015.

“The payment of regular dividends remains a priority for Redwood," said Marty Hughes, Redwood's CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.

Cautionary Statement: This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to Redwood’s intentions with respect to 2015 regular dividends. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.